INDEPENDENT AUDITORS' CONSENT



We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form SB-2 of our report dated January 17, 2005, relating to the October 31, 2005 financial statements of Elite Cosmetics, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Webb & Company, P.A.
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Webb & Company, P.A.
Boynton Beach, Florida

January 20, 2006